Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Kinder Morgan, Inc., a Delaware Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2012.

HIGHSTAR CAPITAL LP

by:	/s/ Scott Litman
Name:	Scott Litman
Title:	Executive Vice-President

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.
by:	Highstar GP III Prism Fund, L.P., its General Partner
by:	Highstar Management III, LLC, its General Partner
by:	Highstar Capital LP, its attorney-in-fact

by:	/s/ Scott Litman
Name:	Scott Litman
Title:	Executive Vice-President

HIGHSTAR KNIGHT PARTNERS, L.P.
by:	Highstar Knight Co-Investment GP, LLC, its General Partner
by:	Highstar Capital LP, its attorney-in-fact

by:	/s/ Scott Litman
Name:	Scott Litman
Title:	Executive Vice-President

HIGHSTAR KMI BLOCKER LLC
by:	Highstar III Knight Acquisition Sub, L.P., its managing member
by:	Highstar GP III Prism Fund, L.P., its General Partner
by:	Highstar Management III, LLC, its General Partner
by:	Highstar Capital LP, its attorney-in-fact

by:	/s/ Scott Litman
Name:	Scott Litman
Title:	Executive Vice-President